UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 18, 2009

P & F INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-5332	22-1657413
(State or Other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification Number)

445 Broadhollow Road, Suite 100, Melville, New York 11747

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (631) 694-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.                                          Results of Operations and Financial Condition.

On August 18, 2009, P & F Industries, Inc. (the “Company”) issued a press release (the “Press Release”) announcing its financial results for the three- and six-month periods ended June 30, 2009 and on August 19, 2009 issued a subsequent press release (the “Revised Press Release”) correcting a typographical error in the “Cost of sales” line items for the three-month period ended June 30, 2009 in a financial table contained in the Press Release. The “Consolidated Condensed Statement of Earnings of P&F Industries, Inc. and Subsidiaries” in the Revised Press Release replaces such table in its entirety. A copy of the Press Release and the Revised Press Release are furnished as Exhibit 99.1 and Exhibit 99.2 hereto, respectively, and are incorporated herein by reference.

The information in the Press Release and the Revised Press Release are being furnished, not filed, pursuant to this Item 2.02.  Accordingly, the information in the Press Release and the Revised Press Release will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.  The furnishing of the information in this Report is not intended to, and does not, constitute a determination or admission by the Company that the information in this Report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits:

99.1	Press Release, dated August 18, 2009, issued by the Company (Incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K dated August 18, 2009).

99.2	Press Release, dated August 19, 2009, issued by the Company (Furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P & F INDUSTRIES, INC.

Date: August 19, 2009
	By:	/s/ Joseph A. Molino, Jr.
Joseph A. Molino, Jr.
Vice President,
Chief Operating Officer and
Chief Financial Officer